SALES AGENCY AGREEMENT

SALES AGENCY AGREEMENT, dated as of November 10, 2009 (this “Agreement”), by and between Inland Real Estate Corporation, a Maryland corporation (the “Company”), and BMO Capital Markets Corp., a registered broker-dealer organized under the laws of Delaware (“BMOCMC”).

W I T N E S S E T H:

WHEREAS, the Company has authorized and proposes to issue and sell in the manner contemplated by this Agreement Common Shares with an aggregate Sales Price of up to $100,000,000 upon the terms and subject to the conditions contained herein; and

WHEREAS, BMOCMC has been appointed by the Company as its principal and agent to sell the Common Shares and agrees to use its commercially reasonable efforts consistent with customary trading and sales practices to sell the Common Shares offered by the Company upon the terms and subject to the conditions contained herein.

NOW THEREFORE, in consideration of the premises, representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1

Certain Definitions.  For purposes of this Agreement, capitalized terms used herein and not otherwise defined shall have the meanings set forth in Appendix A.

ARTICLE II

ISSUANCE AND SALE OF COMMON STOCK

2.1

Issuance.

(a)

Commercially Reasonable Efforts.  Upon the terms and subject to the conditions of this Agreement, the Company may issue Common Shares through BMOCMC and BMOCMC shall use its commercially reasonable efforts consistent with customary trading and sales practices to sell Common Shares, with an aggregate Sales Price of up to the Maximum Program Amount, based on and in accordance with such number of Issuance Notices as the Company shall choose to deliver during the Commitment Period until the aggregate Sales Price of the Common Shares sold under this Agreement equals the Maximum Program Amount or this Agreement is otherwise terminated.  Subject to the foregoing and the other terms and conditions of this Agreement, upon the delivery of an Issuance Notice, and unless the sale of the Issuance Shares described therein has been suspended, cancelled or otherwise terminated in accordance with the terms of this Agreement, BMOCMC will use its commercially reasonable efforts consistent with customary trading and sales practices to sell such Issuance Shares up to the amount specified into the Principal Market, and otherwise in accordance with the terms of such Issuance Notice.  BMOCMC will provide written confirmation to the Company no later than the opening of the Trading Day next following the Trading Day on which it has made sales of Issuance Shares hereunder setting forth the portion of the Actual Sold Amount for such Trading Day, the corresponding Sales Price and the Issuance Price payable to the Company in respect thereof.  BMOCMC may sell Issuance Shares in the manner described in Section 2.01(c) herein.  The Company acknowledges and agrees that (i) there can be no assurance that BMOCMC will be successful in selling Issuance Shares and (ii) BMOCMC will incur no liability or obligation to the Company or any other Person if it does not sell Issuance Shares for any reason other than a failure by BMOCMC to use its commercially reasonable efforts consistent with customary trading and sales practices to sell such Issuance Shares as required under this Section 2.01.  In acting hereunder, BMOCMC will be acting as agent for the Company and not as principal.

(b)

Method of Offer and Sale.  The Common Shares may be offered and sold in (1) privately negotiated transactions (if and only if the parties hereto have so agreed in writing), or (2) by any other method or payment permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including sales made directly on the Principal Market or sales made to or through a market maker or through an electronic communications network.  Nothing in this Agreement shall be deemed to require either party to agree to the method of offer and sale specified in clause (1) above, and either party may withhold its consent thereto in such party’s sole discretion.

(c)

Issuances.  Upon the terms and subject to the conditions set forth herein, on any Trading Day as provided in Section 2.03(b) hereof during the Commitment Period on which the conditions set forth in Sections 5.01 and 5.02 hereof have been satisfied, the Company may exercise an Issuance by the delivery of an Issuance Notice, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to BMOCMC.  The number of Issuance Shares that BMOCMC shall use its commercially reasonable efforts consistent with customary trading and sales practices to sell pursuant to such Issuance shall have an aggregate Sales Price equal to the Issuance Amount. Each Issuance will be settled on the applicable Settlement Date following the Issuance Date.

2.2

Effectiveness.  The effectiveness of this Agreement (the “Closing”) shall be deemed to take place concurrently with the execution and delivery of this Agreement by the parties hereto and the completion of the closing transactions set forth in the immediately following sentence.  At the Closing, the following closing transactions shall take place, each of which shall be deemed to occur simultaneously with the Closing: (i) the Company shall deliver to BMOCMC a certificate executed by the Secretary of the Company, signing in such capacity, dated the date of the Closing (A) certifying that attached thereto are true and complete copies of the resolutions duly adopted by the Board of Directors of the Company authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Common Shares pursuant to this Agreement), which authorization shall be in full force and effect on and as of the date of such certificate and (B) certifying and attesting to the office, incumbency, due authority and specimen signatures of each Person who executed the Agreement for or on behalf of the Company; (ii) the Company shall deliver to BMOCMC a certificate executed by the Chief Executive Officer, the President or any Senior Vice-President of the Company and by the Chief Financial Officer of the Company, signing in such capacity, dated the date of the Closing, confirming that the representations and warranties of the Company contained in this Agreement are true and correct and that the Company has performed all of it obligations hereunder to be performed on or prior to the Closing Date and as to the matters set forth in Section 5.01(a) hereof; (iii) Shefsky & Froelich Ltd., counsel to the Company, shall deliver to BMOCMC an opinion, dated the date of the Closing and addressed to BMOCMC, substantially in the form of Exhibit B attached hereto; (iv) Venable LLP, special Maryland counsel to the Company, shall deliver to BMOCMC an opinion, dated the date of the Closing and addressed to BMOCMC, substantially in the form of Exhibit C attached hereto; (v) KPMG LLP shall deliver to BMOCMC a letter, dated the Closing Date, in form and substance satisfactory to BMOCMC; and (vi) the Company shall pay the expenses set forth in Section 9.02(ii), (iv) and (viii) hereof by wire transfer to the account designated by BMOCMC in writing prior to the Closing.

2.3

Mechanics of Issuances.

(a)

Issuance Notice.  On any Trading Day during the Commitment Period, the Company may deliver an Issuance Notice to BMOCMC, subject to the satisfaction of the conditions set forth in Sections 5.01 and 5.02; provided, however, that (1) the Issuance Amount for each Issuance as designated by the Company in the applicable Issuance Notice shall in no event exceed the Maximum Program Amount and (2) notwithstanding anything in this Agreement to the contrary, BMOCMC shall have no further obligations with respect to any Issuance Notice if and to the extent the aggregate Sales Price of the Issuance Shares sold pursuant thereto, together with the aggregate Sales Price of the Common Shares previously sold under this Agreement, shall exceed the Maximum Program Amount.

(b)

Delivery of Issuance Notice.  An Issuance Notice shall be deemed delivered on the Trading Day that it is received by facsimile or otherwise (and the Company confirms such delivery by e-mail notice or by telephone (including voicemail message)) by BMOCMC.  No Issuance Notice may be delivered other than on a Trading Day during the Commitment Period.

(c)

Floor Price.  BMOCMC shall not sell Common Shares below the Floor Price during any Selling Period and such Floor Price may be adjusted by the Company at any time during any Selling Period upon notice to BMOCMC and confirmation to the Company.

(d)

Determination of Issuance Shares to be Sold.  The number of Issuance Shares to be sold by BMOCMC with respect to any Issuance shall be the Actual Sold Amount during the Selling Period.

(e)

Trading Guidelines.  BMOCMC may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell Common Stock for its own account while this Agreement is in effect provided that no such purchase or sale shall take place while an Issuance Notice is in effect (except to the extent BMOCMC may engage in sales of Issuance Shares purchased or deemed purchased from the Company as a “riskless principal” or in a similar capacity). In addition, the Company hereby acknowledges and agrees that BMOCMC and its Affiliates may make markets in the Common Stock or other securities of the Company, in connection with which they may buy and sell, as agent or principal, for long or short account, shares of Common Stock or other securities of the Company, at the same time that BMOCMC is acting as agent pursuant to this Agreement.

2.4

Settlements.  Subject to the provisions of Article V, on or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Issuance Shares being sold by crediting BMOCMC or its designee's account at the Depository Trust Company through its Deposit/Withdrawal At Custodian (DWAC) System, or by such other means of delivery as may be mutually agreed upon by the parties hereto and, upon receipt of such Issuance Shares, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form, BMOCMC will deliver the related Issuance Price in same day funds delivered to an account designated by the Company prior to the Settlement Date.  If the Company defaults in its obligation to deliver Issuance Shares on a Settlement Date, the Company agrees that it will (i) hold BMOCMC harmless against any loss, claim, damage or expense (including, without limitation, penalties, interest and reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company, and (ii) pay to BMOCMC any Selling Commission to which it would otherwise have been entitled absent such default. The parties acknowledge and agree that, in performing its obligations under this Agreement, BMOCMC may borrow shares of Common Stock from stock lenders, and may use the Issuance Shares to settle or close out such borrowings.

2.5

Use of Free Writing Prospectus.  Neither the Company nor BMOCMC has prepared, used, referred to or distributed, or will knowingly prepare, use, refer to or distribute, without the other party’s prior written consent, any “written communication” which constitutes a “free writing prospectus” as such terms are defined in Rule 405 under the Securities Act.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and agrees with, BMOCMC that as of the Closing Date, as of each Issuance Date, as of each Settlement Date and as of any time that the Registration Statement or the Prospectus shall be amended or supplemented (each of the times referenced above is referred to herein as a “Representation Date”), except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto) on or before a Representation Date:

3.1

Registration.  The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is currently listed and quoted on the Principal Market under the trading symbol “IRC”, and the Common Shares have been listed on the Principal Market, subject to notice of issuance.  The Company (i) meets the requirements for the use of Form S-3 under the Securities Act and the rules and regulations thereunder for the registration of the transactions contemplated by this Agreement and (ii) has been subject to the requirements of Section 12 of the Exchange Act and has timely filed all the material required to be filed pursuant to Section 13 and 14 of the Exchange Act for a period of more than 12 calendar months.  The Company has filed with the Commission a registration statement on Form S-3 (Registration No. 333-158800) which registration statement, as amended, has been declared effective by the Commission for the registration of up to $300,000,000 aggregate amount of Common Shares and other securities under the Securities Act (of which $111,375,550 has been issued and sold prior to the date of this Agreement), and the offering thereof from time to time pursuant to Rule 415 promulgated by the Commission under the Securities Act.  Such registration statement (and any further registration statements that may be filed by the Company for the purpose of registering additional Common Shares to be sold pursuant to this Agreement), and the prospectus constituting a part of such registration statement, together with the Prospectus Supplement (as defined in Section 5.01(k)(i)) and any pricing supplement relating to a particular issuance of the Issuance Shares (each, an “Issuance Supplement”), including all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act, in each case, as from time to time amended or supplemented, are referred to herein as the “Registration Statement” and the “Prospectus,” respectively, except that if any revised prospectus is provided to BMOCMC by the Company for use in connection with the offering of the Common Shares that is not required to be filed by the Company pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, the term “Prospectus” shall refer to such revised prospectus from and after the time it is first provided to BMOCMC for such use.  Promptly after the execution and delivery of this Agreement, the Company will prepare and file the Prospectus Supplement relating to the Issuance Shares pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as contemplated by Section 5.01(k)(i) of this Agreement.  As used in this Agreement, the terms “amendment” or “supplement” when applied to the Registration Statement or the Prospectus shall be deemed to include the filing by the Company with the Commission of any document under the Exchange Act after the date hereof that is or is deemed to be incorporated therein by reference;

3.2

Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus pursuant to Item 12 of Form S-3 (collectively, the “Incorporated Documents”), as of the date filed with the Commission under the Exchange Act, conformed and will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of such documents contained or will contain at such time an untrue statement of a material fact or omitted or will omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

3.3

Registration Statement; Prospectus.  No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.  The Registration Statement, as of the Effective Date, conformed or will conform in all material respects to the requirements of the Securities Act, and the rules and regulations of the Commission promulgated thereunder and, as of the Effective Date, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of its original issue date, as of the date of any filing of an Issuance Supplement thereto pursuant to Rule 424(b) promulgated by the Commission under the Securities Act, as of each Applicable Time and as of the date of any other amendment or supplement thereto, conforms or will conform in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder and, as of such respective dates, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by BMOCMC expressly for use in the Prospectus.  As used herein, with respect to the Registration Statement, the term “Effective Date” means, as of a specified time, the later of (i) the date that the Registration Statement or the most recent post-effective amendment thereto was or is declared effective by the Commission under the Securities Act and (ii) the date that the Company’s Annual Report on Form 10-K for its most recently completed fiscal year is filed with the Commission under the Exchange Act;

3.4

Not an Ineligible Issuer.  (i) At the earliest time when a bona fide offer (as used in Rule 164(h)(2) of the Securities Act) of the Common Shares is first made by the Company or BMOCMC, and (ii) as of the Closing Date, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act);

3.5

Changes.  Neither the Company nor any Subsidiary has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its Subsidiaries and (ii) there has not been any change in the capital stock, except for issuances of capital stock pursuant to the Company’s dividend reinvestment program and employee benefit plans existing on or prior to the date hereof, or long-term debt, other than the repayment of current maturities of long-term debt, of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, prospects, shareholders’ equity or results of operations of the Company and its Subsidiaries, otherwise than as set forth or contemplated in the Prospectus;

3.6

Organizational Matters.  The Company has been duly incorporated and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; the Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.  Each Subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus.  As used in this Agreement, the term “Subsidiary” means any Person (other than a natural person), at least a majority of the outstanding Voting Stock of which is owned by the Company, by one or more Subsidiaries or by the Company and one or more Subsidiaries.  Except as disclosed in the Incorporated Documents, no Subsidiary constitutes a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X;

3.7

Authorization; Enforceability.  The Company has the corporate power and authority to execute, deliver and perform the terms and provisions of this Agreement and has taken all necessary corporate action to authorize the execution, delivery and performance by it of, and the consummation of the transactions to be performed by it contemplated by, this Agreement.  No other corporate proceeding on the part of the Company is necessary, and no consent of any shareholder in its capacity as such of the Company is required, for the valid execution and delivery by the Company of this Agreement, and the performance and consummation by the Company of the transactions contemplated by this Agreement to be performed by the Company.  The Company has duly executed and delivered this Agreement.  This Agreement constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and by limitations imposed by law and public policy on indemnification or exculpation;

3.8

Capitalization.  As of the end of the most recently completed fiscal quarter for which the Company has filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, the Company had an authorized, issued and outstanding capitalization as set forth in its consolidated financial statements included in such Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be.  All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company; all of the issued shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable; and all shares of capital stock of each Subsidiary (other than directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of any liens, encumbrances or security interests, except as described in the Registration Statement and the Prospectus.  The Common Shares (in an amount up to the Maximum Program Amount) have been duly and validly authorized by all necessary corporate action on the part of the Company. When issued against payment therefor as provided in this Agreement, the Common Shares will be validly issued, fully paid and nonassessable, free and clear of all preemptive rights, claims, liens, charges, encumbrances and security interests of any nature whatsoever, other than any of the foregoing created by BMOCMC.  The capital stock of the Company, including the Common Shares, conforms to the description contained in the Registration Statement.  Except as set forth in the Prospectus, and except for the conversion rights of the holders of the Company’s 4.625% Convertible Senior Notes Due 2026, there are no outstanding options, warrants, conversion rights, subscription rights, preemptive rights, rights of first refusal or other rights or agreements of any nature outstanding to subscribe for or to purchase any shares of Common Stock of the Company or any other securities of the Company of any kind binding on the Company (except pursuant to dividend reinvestment, stock purchase or ownership, stock option, director or employee benefit plans) and there are no outstanding securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Common Shares as described in this Agreement.  Except as described in Article VIII of the Company’s charter and Section 2 of Article VI of the Company’s bylaws, there are no restrictions upon the voting or transfer of any shares of the Company's Common Stock in the Company's Articles of Incorporation or Bylaws.  There are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase or otherwise acquire any shares of its Common Stock.  No Person has the right, contractual or otherwise, to cause the Company to issue to it, or to register pursuant to the Securities Act, any shares of capital stock or other securities of the Company upon the filing of the Registration Statement or the issuance or sale of the Common Shares hereunder;

3.9

No Conflicts.  The issuance and sale of the Common Shares, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the imposition of a lien or security interest under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets used in the conduct of the business of the Company or any Subsidiary is subject, nor will such action result in any violation of the provisions of the Articles of Incorporation or the by-laws of the Company or any Subsidiary, or except to the extent that such action results in any Person Beneficially Owning shares of Equity Stock in excess of the Ownership Limit (as each of those terms is used in the Company’s charter), or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated by this Agreement or in connection with the issuance and sale of the Common Shares hereunder, except such as have been, or will have been prior to the Closing Date, obtained under the Securities Act, and for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or blue sky laws, as the case may be, and except in any case where the failure to obtain such consent, approval, authorization, order, registration or qualification would not have a Material Adverse Effect;

3.10

Legal Proceedings.  Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries is a party or of which any property of the Company or any of its Subsidiaries is the subject which, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a Material Adverse Effect and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

3.11

Sale of Common Shares.  Immediately after any sale of Common Shares by the Company hereunder, the aggregate amount of Common Stock that has been issued and sold by the Company hereunder will not exceed the aggregate amount of Common Stock registered under the Registration Statement (in this regard, the Company acknowledges and agrees that BMOCMC shall have no responsibility for maintaining records with respect to the aggregate amount of Common Shares sold, or of otherwise monitoring the availability of Common Stock for sale, under the Registration Statement);

3.12

Permits.  Each of the Company and the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities (the “Permits”) as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, except where the failure to obtain such Permits would not reasonably be expected to have a Material Adverse Effect; to the best knowledge of the Company after due inquiry, each of the Company and the Subsidiaries has fulfilled and performed all its material obligations with respect to such Permits, except where the failure to fulfill or perform any such obligation would not reasonably be expected to have a Material Adverse Effect; and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any material Permits or would result in any other material impairment of the rights of the holder of any such material Permits, subject in each case to such qualifications as may be set forth in the Prospectus;

3.13

Investment Company.  The Company is not, and after giving effect to the offering and sale of the Common Shares, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”);

3.14

Financial Condition; No Adverse Changes.

(a)

Financial Statements.  The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.  No other financial statements are required to be set forth or to be incorporated by reference in the Registration Statement or the Prospectus under the Securities Act;

(b)

Internal Controls.  The Company and its Subsidiaries maintain systems of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) material information relating to the Company and its subsidiaries is made known to the Company by its officers and employees.  The Company’s internal control over financial reporting was effective as of the date of the latest audited financial statements included or incorporated by reference in the Prospectus, and the Company is not aware of any material weaknesses therein.  Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(c)

Disclosure Controls and Procedures.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act and have been designed to ensure that material information relating to the Company and its Subsidiaries is communicated to the Company’s principal executive officer and principal financial officer.  The Company’s disclosure controls and procedures were effective as of the date of the latest financial statements included or incorporated by reference in the Prospectus;

(d)

External Auditor.  KPMG LLP, who has audited the financial statements of the Company and its Subsidiaries that are incorporated by reference in the Registration Statement and the Prospectus and has audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission promulgated thereunder and the Public Company Accounting Oversight Board;

3.15

Stabilization.  Neither the Company nor any of its Subsidiaries, nor any of the officers, directors, trustees or partners thereof, has taken, nor will any of them take, directly or indirectly, any action resulting in a violation of Regulation M under the Exchange Act or designed to cause or result in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares;

3.16

Use of Proceeds.  The Company will use the net proceeds from the offering of Common Shares in the manner specified in the Prospectus under “Use of Proceeds”;

3.17

Environmental Matters.  Other than as set forth in the Prospectus, (a) the Company and its Subsidiaries are in compliance with all applicable state and federal environmental laws, except for instances of noncompliance that, individually or in the aggregate, would not have a Material Adverse Effect, and (b) no event or condition has occurred that may interfere with the compliance by the Company and its Subsidiaries with any environmental law or that may give rise to any liability under any environmental law, in each case that, individually or in the aggregate, would have a Material Adverse Effect;

3.18

Intellectual Property.  Except as may be described in the Prospectus or would not have a Material Adverse Effect, the Company and its Subsidiaries own or possess the intellectual property necessary to carry on the business now operated by them, and neither the Company nor, to the knowledge of the Company, any of its respective subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any such intellectual property or of any facts or circumstances which would render any such intellectual property invalid or inadequate to protect the interest of the Company or any of its respective subsidiaries therein, and which infringement or conflict or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect;

3.19

Insurance.  Each of the Company and its Subsidiaries is insured against such losses and risks and in such amounts as management of the Company believes to be prudent;

3.20

Officer’s Certificate.  Any certificate signed by any officer of the Company and delivered to BMOCMC or to counsel for BMOCMC in connection with an Issuance or pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to BMOCMC as to the matters covered thereby on the date of such certificate;

3.21

Finder’s Fees.  The Company has not incurred (directly or indirectly) nor will it incur, directly or indirectly, any liability for any broker’s, finder’s, financial advisor’s or other similar fee, charge or commission in connection with this Agreement or the transactions contemplated hereby; and

3.22

Non-affiliated Market Capitalization.  As of the Effective Date, (a) the aggregate market value of the Common Stock held by non-affiliates of the Company (computed using the price at which the Common Stock was last sold, or the average bid and asked price of the Common Stock, as of the last business day of the Company’s most recently completed second fiscal quarter) exceeded $150 million; (b) and the aggregate market value of the Common Stock held by non-affiliates of the registrant is $75 million or more (computed using the price at which the common equity was last sold, or the average of the bid and asked prices of such common equity, in the principal market for such common equity as of a date within 60 days prior to the date of filing).

ARTICLE IV

COVENANTS

The Company covenants and agrees during the term of this Agreement with BMOCMC as follows:

4.1

Registration Statement and Prospectus.  (i) To make no amendment or supplement to the Registration Statement or the Prospectus after the date of delivery of an Issuance Notice and prior to the related Settlement Date that is reasonably disapproved by BMOCMC promptly after reasonable notice thereof; (ii) to prepare, with respect to any Issuance Shares to be sold pursuant to this Agreement, an Issuance Supplement with respect to such Common Shares in a form previously approved by BMOCMC and to file such Issuance Supplement pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and to deliver such number of copies of each Issuance Supplement to each exchange or market on which such sales were effected, in each case unless delivery and filing of such an Issuance Supplement is not required by applicable law or by the rules and regulations of the Commission; (iii) to make no amendment or supplement to the Registration Statement or the Prospectus (other than an amendment or supplement relating solely to the issuance or offering of securities other than the Common Shares) at any time prior to having afforded BMOCMC a reasonable opportunity to review and comment thereon; (iv) to file within the time periods required by the Exchange Act all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction in connection with the offering or sale of the Common Shares, and during such same period to advise BMOCMC, promptly after the Company receives notice thereof, of the time when any amendment to the Registration Statement has been filed or has become effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Common Shares, of the suspension of the qualification of the Common Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, of any request by the Commission for the amendment or supplement of the Registration Statement or the Prospectus or for additional information, or the receipt of any comments from the Commission with respect to Registration Statement or the Prospectus (including, without limitation, any Incorporated Documents); and (v) in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any such prospectus or suspending any such qualification, to use promptly its commercially reasonable efforts to obtain its withdrawal;

4.2

Blue Sky.  To use its commercially reasonable efforts to cause the Common Shares to be listed on the Principal Market and promptly from time to time to take such action as BMOCMC may reasonably request to cooperate with BMOCMC in the qualification of the Common Shares for offering and sale under the blue sky or securities laws of such jurisdictions within the United States of America and its territories as BMOCMC may reasonably request and to use its commercially reasonable efforts to comply with such laws so as to permit the continuance of sales and dealings therein for as long as may be necessary to complete the sale of the Common Shares; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation, to file a general consent to service of process or to subject itself to taxation in respect of doing business in any jurisdiction;

4.3

Copies of Registration Statement and Prospectus.  To furnish BMOCMC with copies (which may be electronic copies) of the Registration Statement and each amendment thereto, and with copies of the Prospectus and each amendment or supplement thereto in the form in which it is filed with the Commission pursuant to the Securities Act or Rule 424(b) promulgated by the Commission under the Securities Act, both in such quantities as BMOCMC may reasonably request from time to time; and, if the delivery of a prospectus is required under the Securities Act or under the blue sky or securities laws of any jurisdiction at any time on or prior to the applicable Settlement Date for any Selling Period in connection with the offering or sale of the Common Shares and if at such time any event has occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it is necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify BMOCMC and request BMOCMC to suspend offers to sell Common Shares (and, if so notified, BMOCMC shall cease such offers as soon as practicable); and if the Company decides to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to advise BMOCMC promptly by telephone (with confirmation in writing) and to prepare and cause to be filed promptly with the Commission an amendment or supplement to the Registration Statement or the Prospectus as then amended or supplemented that will correct such statement or omission or effect such compliance; provided, however, that if during such same period BMOCMC is required to deliver a prospectus in respect of transactions in the Common Shares, the Company shall promptly prepare and file with the Commission such an amendment or supplement;

4.4

Rule 158.  To make generally available to its holders of the Common Shares as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) promulgated by the Commission under the Securities Act), an earnings statement of the Company and the Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission promulgated thereunder (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act, pursuant to Rule 158 promulgated by the Commission under the Securities Act);

4.5

Information.  To furnish to BMOCMC (in paper or electronic format) copies of all publicly available reports or other communications (financial or other) furnished generally to stockholders and filed with the Commission pursuant to the Exchange Act, and deliver to BMOCMC (in paper or electronic format) (i) promptly after they are available, copies of any publicly available reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional publicly available information concerning the business and financial condition of the Company as BMOCMC may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its Subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

4.6

Representations and Warranties.  That each delivery of an Issuance Notice and each delivery of Common Shares on a Settlement Date shall be deemed to be (i) an affirmation to BMOCMC that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such Issuance Notice or of such Settlement Date, as the case may be, as though made at and as of each such date, except as may be disclosed in the Prospectus (including any documents incorporated by reference therein and any supplements thereto), and (ii) an undertaking that the Company will advise BMOCMC if any of such representations and warranties will not be true and correct as of the Settlement Date for the Common Shares relating to such Issuance Notice, as though made at and as of each such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Common Shares);

4.7

Opinions of Counsel.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BMOCMC within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BMOCMC written opinions of Shefsky & Froelich Ltd., counsel to the Company, and Venable LLP, special Maryland counsel to the Company, each dated the date of such amendment, supplement or incorporation and in form reasonably satisfactory to BMOCMC, (i) if such counsel has previously furnished an opinion to the effect set forth in Exhibits B or C hereto, respectively, to the effect that BMOCMC may rely on such previously furnished opinion of such counsel to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or (ii) if such counsel has not previously furnished an opinion to the effect set forth in Exhibits B or C hereto, of the same tenor as such an opinion of such counsel but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

4.8

Comfort Letters.  That each time the Registration Statement or the Prospectus is amended or supplemented, including by means of an Annual Report on Form 10-K, a Quarterly Report on Form 10-Q or a Current Report on Form 8-K (but only a Current Report on Form 8-K that contains financial statements of the Company filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus), in any case to set forth financial information included in or derived from the Company’s financial statements or accounting records), the Company shall as soon as practicable thereafter cause the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement forthwith to furnish to BMOCMC a letter, dated the date of such amendment, supplement or incorporation, as the case may be, in form reasonably satisfactory to BMOCMC, of the same tenor as the letter referred to in Section 5.01(h) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; provided, however, that, with respect to any financial information or other matters, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matters made in the letter referred to in Section 5.01(h) hereof that was last furnished to BMOCMC;

4.9

Officer’s Certificate.  That each time the Registration Statement or the Prospectus is amended or supplemented (other than by an Issuance Supplement or a Current Report on Form 8-K, unless reasonably requested by BMOCMC within 30 days of the filing thereof with the Commission), including by means of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q filed with the Commission under the Exchange Act and incorporated or deemed to be incorporated by reference into the Prospectus, the Company shall as soon as practicable thereafter furnish or cause to be furnished forthwith to BMOCMC a certificate, dated the date of such supplement, amendment or incorporation, as the case may be, in such form and executed by such officers of the Company as is reasonably satisfactory to BMOCMC, of the same tenor as the certificate referred to in Section 2.02(ii) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

4.10

Reasonable Efforts.  The Company will cooperate timely with any reasonable due diligence review conducted by BMOCMC from time to time in connection with the transactions contemplated hereby, including, without limitation, and upon reasonable notice providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices, as BMOCMC may reasonably request;

4.11

BMOCMC Purchases.  The Company acknowledges and agrees that BMOCMC has informed the Company that BMOCMC may, to the extent permitted under the Securities Act and Exchange Act, purchase and sell shares of Common Stock for its own account and for the account of its clients while this Agreement is in effect;

4.12

NYSE Compliance.  In connection with the offering and sale of the Shares, the Company will file with the New York Stock Exchange, LLC all documents and notices, and make all certifications, required by the New York Stock Exchange, LLC of companies that have securities that are listed on the Exchange; and

4.13

Market Activities.  The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Shares or (ii) sell, bid for or purchase the Common Shares, or pay anyone any compensation for soliciting purchases of the Common Shares other than BMOCMC.

ARTICLE V

CONDITIONS TO DELIVERY OF ISSUANCE
NOTICES AND TO SETTLEMENT

5.1

Conditions Precedent to the Right of the Company to Deliver an Issuance Notice and the Obligation of BMOCMC to Sell Common Shares During the Selling Period(s).  The right of the Company to deliver an Issuance Notice hereunder is subject to the satisfaction, on the date of delivery of such Issuance Notice, and the obligation of BMOCMC to sell Common Shares during the applicable Selling Period is subject to the satisfaction, on the applicable Settlement Date, of each of the following conditions:

(a)

Effective Registration Statement and Authorizations.  The Registration Statement shall remain effective and sales of all of the Common Shares (including all of the Issuance Shares issued with respect to all prior Issuances and all of the Issuance Shares expected to be issued in connection with the Issuance specified by the current Issuance Notice) may be made by BMOCMC thereunder, and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; (ii) no other suspension of the use or withdrawal of the effectiveness of the Registration Statement or Prospectus shall exist; (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of BMOCMC and (iv) no event specified in Section 4.03 hereof shall have occurred and be continuing without the Company amending or supplementing the Registration Statement or the Prospectus as provided in Section 4.03. The authorizations referred to in Section 3.08 of this Agreement shall have been issued and shall be in full force and effect, and such authorizations shall not be the subject of any pending or threatened application for rehearing or petition for modification, and are sufficient to authorize the issuance and sale of the Common Shares;

(b)

Accuracy of the Company's Representations and Warranties.  The representations and warranties of the Company shall be true and correct as of the Closing Date, as of the applicable date referred to in Section 4.09 that is prior to such Issuance Date or Settlement Date, as the case may be, and as of such Issuance Date and Settlement Date as though made at such time;

(c)

Performance by the Company.  The Company shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to such date;

(d)

No Injunction.  No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby that prohibits or directly and materially adversely affects any of the transactions contemplated by this Agreement, and no proceeding shall have been commenced that may have the effect of prohibiting or materially adversely affecting any of the transactions contemplated by this Agreement;

(e)

Material Adverse Changes.  Since the date of this Agreement, no event that had or is reasonably likely to have a Material Adverse Effect shall have occurred that has not been disclosed in the Registration Statement or the Prospectus (including the documents incorporated by reference therein and any supplements thereto);

(f)

No Suspension of Trading In or Delisting of Common Stock; Other Events.  The trading of the Common Stock (including without limitation the Issuance Shares) shall not have been suspended by the Commission, the Principal Market or the Financial Industry Regulatory Authority since the immediately preceding Settlement Date or, if there has been no Settlement Date, the Closing Date, and the Common Shares (including without limitation the Issuance Shares) shall not have been delisted from the Principal Market.  There shall not have occurred (and be continuing in the case of occurrences under clause (i) and (ii) below) any of the following: (i) if trading generally on the American Stock Exchange, the New York Stock Exchange, the Pacific Stock Exchange or The Nasdaq Stock Market has been suspended or materially limited, or minimum and maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; (ii) a general moratorium on commercial banking activities in New York declared by either federal or New York state authorities; or (iii) any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak or escalation of hostilities or other calamity or crisis involving the United States or the declaration by the United States of a national emergency or war or any change or development involving a prospective change in national or international political, financial or economic conditions, if the effect of any such event specified in this clause (iii) in the sole judgment of BMOCMC makes it impracticable or inadvisable to proceed with the sale of Common Shares of the Company;

(g)

NYSE Approval.  Issuance Shares shall have received approval for listing on the New York Stock Exchange prior to the Settlement Date pertaining to those Issuance Shares;

(h)

Comfort Letter.  On the Closing Date and on each applicable date referred to in Section 4.08 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, the independent registered public accounting firm who has audited the financial statements of the Company included or incorporated by reference in the Registration Statement shall have furnished to BMOCMC a letter, dated the Closing Date or such applicable date, as the case may be, in form and substance satisfactory to BMOCMC to the effect required by Section 4.08;

(i)

Trading Cushion.  The Selling Period for any previous Issuance Notice shall have expired;

(j)

Maximum Issuance Amount.  The Company shall not have issued an Issuance Notice to sell an Issuance Amount to the extent that the sum of (x) the Sales Price of the requested Issuance Amount, plus (y) the aggregate Sales Price of all Common Shares issued under all previous Issuances effected pursuant to this Agreement, would exceed the Maximum Program Amount;

(k)

Prospectus Supplement and Issuance Supplement.

(i)  A supplement to the prospectus included in the Registration Statement (the “Prospectus Supplement”), in form and substance to be agreed upon by the parties, setting forth information regarding this Agreement including, without limitation, the Maximum Program Amount, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BMOCMC on or prior to the Issuance Date;

(ii)  To the extent required by Section 4.01(ii), an Issuance Supplement, in form and substance to be agreed upon by the parties, shall have been filed with the Commission pursuant to Rule 424(b) promulgated by the Commission under the Securities Act within the time period required thereby and sufficient copies thereof delivered to BMOCMC on or prior to the Issuance Date;

(l)

Counsel Letter.  Each counsel specified in Section 4.07, or other counsel selected by the Company and reasonably satisfactory to BMOCMC, shall have furnished to BMOCMC their written opinion, dated the Closing Date and each applicable date referred to in Section 4.07 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, to the effect required by Section 4.07;

(m)

Officers’ Certificate.  The Company shall have furnished or caused to be furnished to BMOCMC an officers’ certificate executed by the Chief Executive Officer, the President or any Senior Vice President of the Company and by the Chief Financial Officer of the Company, dated the Closing Date and each applicable date referred to in Section 4.09 hereof that is on or prior to such Issuance Date or Settlement Date, as the case may be, as to the matters specified in Section 2.02(ii);

(n)

Other Documents.  On the Closing Date and prior to each Issuance Date and Settlement Date, BMOCMC and its counsel shall have been furnished with such documents as they may reasonably require in order to evidence the accuracy and completeness of any of the representations or warranties, or the fulfillment of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Common Shares as herein contemplated shall be satisfactory in form and substance to BMOCMC and its counsel;

5.2

Documents Required to be Delivered on each Issuance Date.  BMOCMC's obligation to sell Common Shares pursuant to an Issuance hereunder shall additionally be conditioned upon the delivery to BMOCMC on or before the Issuance Date of a certificate in form and substance reasonably satisfactory to BMOCMC, executed by the Chief Executive Officer or the Chief Financial Officer of the Company, to the effect that all conditions to the delivery of such Issuance Notice shall have been satisfied as at the date of such certificate (which certificate shall not be required if the foregoing representations shall be set forth in the Issuance Notice); and

5.3

Suspension of Sales.  The Company or BMOCMC may, upon notice to the other party in writing or by telephone (confirmed immediately by verifiable facsimile transmission), suspend any sale of Issuance Shares, and the Selling Period shall immediately terminate; provided, however, that such suspension and termination shall not affect or impair either party's obligations with respect to any Issuance Shares sold hereunder prior to the receipt of such notice.  The Company agrees that no such notice shall be effective against BMOCMC unless it is made to one of the individuals named on Schedule 1 hereto, as such Schedule may be amended from time to time.  BMOCMC agrees that no such notice shall be effective against the Company unless it is made to one of the individuals named on Schedule 1 annexed hereto, as such Schedule may be amended from time to time.

ARTICLE VI

INDEMNIFICATION AND CONTRIBUTION

6.1

Indemnification by the Company.  The Company agrees to indemnify and hold harmless BMOCMC, its officers, directors, employees and agents, and each Person, if any, who controls BMOCMC within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person's respective officers, directors, employees and agents (collectively, the “Controlling Persons”), from and against any and all losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which BMOCMC, its officers, directors, employees and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading, except insofar as the same are made in reliance upon and in conformity with information related to BMOCMC or its plan of distribution furnished in writing to the Company by BMOCMC expressly for use therein, and the Company shall reimburse BMOCMC, its officers, directors, employees and agents, and each Controlling Person for any reasonable legal and other expenses incurred thereby in investigating or defending or preparing to defend against any such losses, claims, damages or liabilities, or actions or proceedings in respect thereof, as such expenses are incurred.

6.2

Indemnification by BMOCMC.  BMOCMC agrees to indemnify and hold harmless the Company, its officers, directors, employees and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with each such Person's respective officers, directors, employees and agents, from and against any losses, claims, damages or liabilities, and any action or proceeding in respect thereof, to which the Company, its officers, directors, employees or agents, any such controlling Person and any officer, director, employee or agent of such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as losses, claims, damages or liabilities (or action or proceeding in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto or any preliminary prospectus, in light of the circumstances in which they were made) not misleading in each case to the extent, but only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance upon and in conformity with written information related to BMOCMC or its plan of distribution furnished to the Company by BMOCMC expressly for use therein, it being understood and agreed that such information consists solely of any statements BMOCMC may, by notice given to the Company in writing after the date of this Agreement, state have been furnished to the Company by BMOCMC specifically for inclusion in the Registration Statement, the Prospectus or any other prospectus relating to the Common Shares, or any amendment or supplement thereto, or any preliminary prospectus.

6.3

Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (an “Indemnified Party”) of notice of any claim or the commencement of any action in respect of which indemnity may be sought pursuant to Section 6.01 or 6.02, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an “Indemnifying Party”), notify the Indemnifying Party in writing of the claim or the commencement of such action.  In the event an Indemnified Party shall fail to give such notice as provided in this Section 6.03 and the Indemnifying Party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, the failure so to notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party under Sections 6.01 or 6.02 above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; provided, that the failure to notify the Indemnifying Party shall not relieve it from any liability that it may have to an Indemnified Party otherwise than under Sections 6.01 or 6.02.  If any such claim or action shall be brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party.  After notice from the Indemnifying Party to the Indemnified Party of the Indemnifying Party’s election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) such Indemnified Party reasonably concludes that representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest with the Company, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties or for fees and expenses that are not reasonable.  No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of each such Indemnified Party from all losses, claims, damages or liabilities arising out of such claim or proceeding and such settlement does not admit or constitute an admission of fault, guilt, failure to act or culpability on the part of any such Indemnified Party.  Whether or not the defense of any claim or action is assumed by an Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its prior written consent, which consent will not be unreasonably withheld.

6.4

Contribution.  If for any reason the indemnification provided for in this Article VI is unavailable to the Indemnified Parties in respect of any losses, claims, damages or liabilities referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities as between the Company, on the one hand, and BMOCMC, on the other hand, in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and BMOCMC, on the other hand, from the offering of the Common Shares to which such losses, claims, damages or liabilities relate.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnifying Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of BMOCMC in connection with such statements or omissions, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and by BMOCMC, on the other, shall be deemed to be in the same proportion as the total net proceeds from the sale of Common Shares (before deducting expenses) received by the Company bear to the total commissions received by BMOCMC in respect thereof.  The relative fault of the Company, on the one hand, and of BMOCMC, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by BMOCMC, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and BMOCMC agree that it would not be just and equitable if contribution pursuant to this Section 6.04 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 6.04, BMOCMC shall in no event be required to contribute any amount in excess of the commissions received by it under this Agreement.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 6.04 each officer, director, employee and agent of BMOCMC, and each Controlling Person, shall have the same rights to contribution as BMOCMC, and each director of the Company, each officer of the Company who signed the Registration Statement, and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  The obligations of the Company and BMOCMC under this Article VI shall be in addition to any liability that the Company and BMOCMC may otherwise have.

ARTICLE VII

TERMINATION

7.1

Term.  Subject to the provisions of this Article VII, the term of this Agreement shall run until the end of the Commitment Period.

7.2

Termination by BMOCMC.  BMOCMC may terminate the right of the Company to effect any Issuances under this Agreement upon one (1) Trading Day's notice if any of the following events shall occur:

(a)  The Company or any Subsidiary shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for all or substantially all of its property or business; or such a receiver or trustee shall otherwise be appointed;

(b)  Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any of its Subsidiaries;

(c)  The Company shall fail to maintain the listing of the Common Stock on the Principal Market;

(d)  Since the Effective Date, there shall have occurred any event, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

(e)  BMOCMC shall have given ten (10) days’ notice of its election to terminate this Agreement, in its sole discretion, at any time.

7.3

Termination by the Company.  The Company shall have the right, by giving thirty (30) days’ notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time.  After delivery of such notice, the Company shall no longer have any right to deliver any Issuance Notices hereunder.

7.4

Liability; Provisions that Survive Termination.  If this Agreement is terminated pursuant to this Article VII, such termination shall be without liability of any party to any other party except as provided in Section 9.02 and for the Company’s obligations in respect of all prior Issuance Notices, and provided further that in any case the provisions of Article VI, Article VIII and Article IX shall survive termination of this Agreement without limitation.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES TO SURVIVE DELIVERY

All representations and warranties of the Company herein or in certificates delivered pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of BMOCMC and its officers, directors, employees and agents and any Controlling Persons, (ii) delivery and acceptance of the Common Shares and payment therefor or (iii) any termination of this Agreement.

ARTICLE IX

MISCELLANEOUS

9.1

Press Releases and Disclosure.  The Company may issue a press release describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date, and may file with the Commission a Current Report on Form 8-K describing the material terms of the transactions contemplated hereby, and the Company shall consult with BMOCMC prior to making such disclosures, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosures that is reasonably satisfactory to all parties. No party hereto shall issue thereafter any press release or like public statement (including, without limitation, any disclosure required in reports filed with the Commission pursuant to the Exchange Act) related to this Agreement or any of the transactions contemplated hereby without the prior written approval of the other party hereto, except as may be necessary or appropriate in the opinion of the party seeking to make disclosure to comply with the requirements of applicable law or stock exchange rules.  If any such press release or like public statement is so required, the party making such disclosure shall consult with the other party prior to making such disclosure, and the parties shall use all commercially reasonable efforts, acting in good faith, to agree upon a text for such disclosure that is reasonably satisfactory to all parties.

9.2

Expenses.  The Company covenants and agrees with BMOCMC that the Company shall pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the preparation, printing and filing of the Registration Statement, the Prospectus and any Issuance Supplements and all other amendments and supplements thereto and the mailing and delivering of copies thereof to BMOCMC and the Principal Exchanges; (ii) BMOCMC’s reasonable documented out-of-pocket expenses, including the filing fees and reasonable fees, disbursements and expenses of counsel for BMOCMC relating to the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof and in connection with preparing any blue sky survey); (iii) the cost (other than those expenses described in clause (ii) above) of printing, preparing or reproducing this Agreement and any other documents in connection with the offering, purchase, sale and delivery of the Common Shares; (iv) all filing fees and expenses (other than those expenses described in clause (ii) above) in connection with the qualification of the Common Shares for offering and sale under state securities laws as provided in Section 4.02 hereof; (v) the cost of preparing the Common Shares; (vi) the fees and expenses of any transfer agent of the Company; (vii) the cost of providing any CUSIP or other identification numbers for the Common Shares; (viii) the fees and expenses incurred in connection with the listing or qualification of the Common Shares on the Principal Market and any filing fees incident to any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Common Shares in connection with this Agreement and the Registration Statement (including the reasonable fees, disbursements and expenses of a single counsel for BMOCMC relating to such filings), and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder that are not otherwise specifically provided for in this Section 9.02.  It is understood, however, that except as provided in this Section, BMOCMC will pay all of its own costs and expenses, including the fees of its counsel, transfer taxes on resale of any of the Common Shares by it, and any advertising expenses connected with any offers it may make.

9.3

Notices.  All notices, demands, requests, consents, approvals or other communications required or permitted to be given hereunder or that are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the mail, registered or certified, return receipt requested, postage prepaid or delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice.

(i)  If to the Company, then to:

Inland Real Estate Corporation

2901 Butterfield Road

Oak Brook, Illinois 60523

Attention: Brett Brown

Facsimile No.: (630) 218-7357,

with a copy (which shall not constitute notice) to:

Shefsky & Froelich Ltd.

111 East Wacker Drive, Suite 2800

Chicago, Illinois 60601, Attention: Michael J. Choate

Facsimile No.: (312) 275-7554.

(ii)  If to BMOCMC, then to:

David M. Rubin

Managing Director and Sector Head

Real Estate & Construction

BMO Capital Markets

115 S. LaSalle St. 18W

Chicago, Illinois 60603

Telephone:

(312) 293-8352

Email:

david.rubin@bmo.com

Facsimile:

(312) 461-2968,

Stephan R. Richford

Vice President

Real Estate & Construction

BMO Capital Markets

115 S. LaSalle St. 18W

Chicago, Illinois 60603

Telephone:

(312) 461-7425

Email:

stephan.richford@bmo.com

Facsimile:

(312) 461-2968, and

Phil Winiecki

Managing Director

Equity Capital Markets

BMO Capital Markets

3 Time Square

New York, New York 10036

Telephone:

(212) 885-4110

Email:

phil.winiecki@bmo.com

Facsimile:

(212) 885-4165,

with a copy (which shall not constitute notice) to:

Sidley Austin LLP, 787 Seventh Avenue

New York, New York 10019

Attention: J. Gerard Cummins and Samir A. Gandhi

Facsimile No.: (212) 839-5599.

Except as set forth in Section 5.03, notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex or confirmed facsimile. Notice otherwise sent as provided herein shall be deemed given on the third business day following the date mailed or on the next business day following delivery of such notice to a reputable air courier service for next day delivery.

9.4

Entire Agreement.  This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, with respect to the subject matter hereof.

9.5

Amendment and Waiver.  This Agreement may not be amended, modified, supplemented, restated or waived except by a writing executed by the party against which such amendment, modification, supplement, restatement or waiver is sought to be enforced. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional.  No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained.  No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

9.6

No Assignment; No Third Party Beneficiaries.  This Agreement and the rights, duties and obligations hereunder may not be assigned or delegated by the Company or BMOCMC.  Any purported assignment or delegation of rights, duties or obligations hereunder shall be void and of no effect.  This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and their respective successors and, to the extent provided in Article VI, the controlling persons, officers, directors, employees and agents referred to in Article VI. This Agreement is not intended to confer any rights or benefits on any Persons other than as set forth in Article VI or elsewhere in this Agreement.

9.7

Severability.  This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.  Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible, valid and enforceable.

9.8

Further Assurances.  Each party hereto, upon the request of any other party hereto, shall do all such further acts and execute, acknowledge and deliver all such further instruments and documents as may be necessary or desirable to carry out the transactions contemplated by this Agreement.

9.9

Titles and Headings.  Titles, captions and headings of the sections of this Agreement are for convenience of reference only and shall not affect the construction of any provision of this Agreement.

9.10

Governing Law; Jurisdiction.  THIS AGREEMENT SHALL BE GOVERNED BY, INTERPRETED UNDER AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS THEREOF.  Any action, suit or proceeding to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal court located in the Southern District of the State of New York or any New York state court located in the Borough of Manhattan, and the Company agrees to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) and each party waives (to the full extent permitted by law) any objection it may have to the laying of venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding has been brought in an inconvenient forum.

9.11

Waiver of Jury Trial.  The Company and BMOCMC each hereby irrevocably waives any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

9.12

Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.  Delivery of an executed Agreement by one party to the other may be made by facsimile transmission.

9.13

Adjustments for Stock Splits, etc.  The parties acknowledge and agree that share related numbers contained in this Agreement (including the minimum Floor Price) shall be equitably adjusted to reflect stock splits, stock dividends, reverse stock splits, combinations and similar events.

9.14

No fiduciary duty.  The Company acknowledges and agrees that BMOCMC is acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Common Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person and will not claim that BMOCMC is acting in such capacity in connection with the offering of the Common Shares contemplated hereby.  Additionally, BMOCMC is not advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction with respect to the offering of Common Shares contemplated hereby.  The Company shall consult with its own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and BMOCMC shall have no responsibility or liability to the Company with respect thereto.  Any review by BMOCMC of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of BMOCMC and shall not be on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

INLAND REAL ESTATE CORPORATION

By:

Name:  Mark Zalatoris

Title:     President and Chief Executive

         Officer

BMO CAPITAL MARKETS CORP.

By:

Name:  David Rubin

Title:    Sector Head and Managing Director

By:

Name:  Phil Winiecki

Title:    Managing Director

NY1 7036916v.8

APPENDIX A

DEFINITIONS

“Actual Sold Amount” shall mean the number of Issuance Shares that

BMOCMC has sold during the Selling Period.

“Affiliate” of a Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first- mentioned Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“1940 Act” shall have the meaning set forth in Section 3.13 hereof.

“Agreement” shall have the meaning set forth in the Preamble hereof.

“Applicable Time” shall mean the time of sale of any Common Shares pursuant to this Agreement.

“Closing” shall have the meaning set forth in Section 2.02 hereof.

“Closing Date” shall mean the date on which the Closing occurs.

“Commission” shall mean the United States Securities and Exchange Commission.

“Commitment Period” shall mean the period commencing on the date of this Agreement and expiring on the earliest to occur of (x) the date on which BMOCMC shall have sold the Maximum Program Amount pursuant to this Agreement, (y) the date this Agreement is terminated pursuant to Article VII and (z) the third anniversary of the date of this Agreement.

“Common Shares” shall mean shares of the Company’s Common Stock issued or issuable pursuant to this Agreement.

“Common Stock” shall mean the Company’s Common Stock, $.01 par value per share.

“Company” shall have the meaning set forth in the Preamble hereof.

“Controlling Persons” shall have the meaning set forth in Section 6.01 hereof.

“Effective Date” shall have the meaning set forth in Section 3.03 hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Floor Price” shall mean the minimum price set by the Company in the Issuance Notice below which BMOCMC shall not sell Common Shares during the Selling Period, which may be adjusted by the Company at any time during the Selling Period and which in no event shall be less than $1.00 without the prior written consent of BMOCMC, which may be withheld in BMOCMC’s sole discretion.

“Incorporated Documents” shall have the meaning set forth in Section 3.02 hereof.

“Indemnified Party” shall have the meaning set forth in Section 6.03 hereof.

“Indemnifying Party” shall have the meaning set forth in Section 6.03 hereof.

“Issuance” shall mean each occasion the Company elects to exercise its right to deliver an Issuance Notice requiring BMOCMC to use its commercially reasonable efforts consistent with customary trading and sales practices to sell the Common Shares as specified in such Issuance Notice, subject to the terms and conditions of this Agreement.

“Issuance Amount” shall mean the aggregate Sales Price of the Issuance Shares to be sold by BMOCMC with respect to any Issuance.

 “Issuance Date” shall mean any Trading Day during the Commitment Period that an Issuance Notice is deemed delivered pursuant to Section 2.03(b) hereof.

“Issuance Notice” shall mean a written notice to BMOCMC delivered in accordance with this Agreement in the form attached hereto as Exhibit A.

“Issuance Price” shall mean the Sales Price less the Selling Commission.

“Issuance Shares” shall mean all shares of Common Stock issued or issuable pursuant to an Issuance that has occurred or may occur in accordance with the terms and conditions of this Agreement.

“Issuance Supplement” shall have the meaning set forth in Section 3.01 hereof.

“Material Adverse Effect” shall mean a material adverse effect on the business, assets, operations, properties, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or any material adverse effect on the Company’s ability to consummate the transactions contemplated by, or to execute, deliver and perform its obligations under, this Agreement.

“Maximum Program Amount” shall mean Common Shares with an aggregate Sales Price of $100,000,000 (or, if less, the aggregate amount of Common Shares registered under the Registration Statement).

“Permit” shall have the meaning set forth in Section 3.11 hereof.

“Person” shall mean an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, governmental authority or other entity of any kind.

“Principal Market” shall mean the New York Stock Exchange.

“Prospectus” shall have the meaning set forth in Section 3.01 hereof.

“Prospectus Supplement” shall have the meaning set forth in Section 5.01(a) hereof.

“Registration Statement” shall have the meaning set forth in Section 3.01 hereof.

“Representation Date” shall have the meaning set forth in the introductory paragraph of Article III hereof.

“Sales Price” shall mean the actual sale execution price of each Common Share sold by BMOCMC on the Principal Market hereunder in the case of ordinary brokers’ transactions, or as otherwise agreed by the parties in other methods of sale.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Commission” shall mean 2.5% of the Sales Price of Common Shares sold during a Selling Period.

“Selling Period” shall mean the period of one to twenty consecutive Trading Days (as determined by the Company in the Company’s sole discretion and specified in the applicable Issuance Notice) following the Trading Day on which an Issuance Notice is delivered or deemed to be delivered pursuant to Section 2.03(b) hereof.

“Settlement Date” shall mean the third business day following each Trading Day during the Selling Period, when the Company shall deliver to BMOCMC the amount of Common Shares sold on such Trading Day and BMOCMC shall deliver to the Company the Issuance Price received on such sales.  Alternatively, the Company may settle all sales for each Selling Period on the business day following the last day of the Selling Period, whereon the Company shall deliver to BMOCMC the amount of Common Shares sold during the Selling Period and BMOCMC shall deliver to the Company the Issuance Price received on such sales.

“Subsidiary” shall have the meaning set forth in Section 3.06 hereof.

“Trading Day” shall mean any day which is a trading day on the New York Stock Exchange, other than a day on which trading is scheduled to close prior to its regular weekday closing time.

“Voting Stock” of any Person as of any date shall mean the capital stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

App A-1

EXHIBIT A

ISSUANCE NOTICE

[Date]

BMO CAPITAL MARKETS CORP.

[●]

[●]

Attn: [●]

Reference is made to that certain Sales Agency Agreement, dated as of [●] (the “Agreement”), by and between Inland Real Estate Corporation (the “Company”) and BMO Capital Markets Corp.  The Company confirms that all conditions to the delivery of this Issuance Notice are satisfied as of the date hereof.

Effective Date of Delivery of Issuance Notice (determined pursuant to Section 2.03(b) of the Agreement): _______________________

Number of Days in Selling Period:

First Date of Selling Period:

Last Date of Selling Period:

Settlement Date(s):

Issuance Amount:

$

Floor Price Limitation (Adjustable by Company during the Selling Period): $ ____ per share

Comments:

INLAND REAL ESTATE CORPORATION

By:

Name:

Title:       [CEO, Chief Financial Officer,

or Treasurer]

Exh A-1

EXHIBIT B

Form of Opinion of Shefsky & Froelich Ltd., Counsel for the Company

Exh B-1

EXHIBIT C

Form of Opinion of Venable LLP., Special Maryland Counsel for the Company

Exh C-1

SCHEDULE 1

BMO CAPITAL MARKETS CORP.

David M. Rubin

Managing Director and Sector Head

Real Estate & Construction

BMO Capital Markets

115 S. LaSalle St. 18W

Chicago, Illinois 60603

Telephone:

(312) 293-8352

Email:

david.rubin@bmo.com

Facsimile:

(312) 461-2968

Stephan R. Richford

Vice President

Real Estate & Construction

BMO Capital Markets

115 S. LaSalle St. 18W

Chicago, Illinois 60603

Telephone:

(312) 461-7425

Email:

stephan.richford@bmo.com

Facsimile:

(312) 461-2968

Phil Winiecki

Managing Director

BMO Capital Markets

Equity Capital Markets

3 Time Square

New York, New York 10036

Telephone:

(212) 885-4110

Email:

phil.winiecki@bmo.com

Facsimile:

(212) 885-4165

INLAND REAL ESTATE CORPORATION

Brett Brown

Senior Vice President, Chief Financial Officer and Treasurer

Inland Real Estate Corp.

2901 Butterfield Road

Oak Brook, IL  60523

Telephone:

(630) 218-7355

Facsimile:

(630) 218-7357

Sch 1-1